Exhibit 99.1

Selected Financial Data

The following table shows our selected financial data for the periods and as of the dates indicated, which is derived from the consolidated financial statements. These consolidated financial statements include our accounts, which have been combined with the historical assets, liabilities and operations of our initial 25% limited liability company interest in DCP East Texas Holdings, LLC, or East Texas; our 40% limited liability company interest in Discovery Producer Services, LLC, or Discovery, and a non-trading derivative instrument, or the Swap, which DCP Midstream, LLC entered into in March 2007, which we acquired from DCP Midstream, LLC in July 2007; our additional 25.1% limited liability interest in East Texas, which we acquired from DCP Midstream, LLC in April 2009; our 100% interest in DCP Southeast Texas Holdings, GP, or Southeast Texas, of which 33.33% and 66.67% was a acquired from DCP Midstream, LLC in January 2011 and March 2012, respectively; and commodity derivative instruments related to the Southeast Texas storage business, which we acquired from DCP Midstream, LLC in March 2012. Prior to our acquisition of the remaining 66.67% interest in Southeast Texas, we accounted for our initial 33.33% interest as an unconsolidated affiliate using the equity method of accounting. Subsequent to our acquisition of the remaining 66.67% interest in Southeast Texas, we own 100% of Southeast Texas which we account for as a consolidated subsidiary. These transactions were among entities under common control and represented a change in reporting entity; accordingly, our financial information includes the historical results of entities and interests contributed to us by DCP Midstream, LLC for all periods presented. The information contained herein should be read together with, and is qualified in its entirety by reference to, the consolidated financial statements and the accompanying notes included elsewhere in this Form 8-K.

Our operating results incorporate a number of significant estimates and uncertainties. Such matters could cause the data included herein to not be indicative of our future financial conditions or results of operations. A discussion on our critical accounting estimates is included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” In Exhibit 99.2 to this Form 8-K.

The table should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended December 31,
	2011(a)	2010 (a)	2009 (a)	2008 (a)	2007 (a)
	(Millions, except per unit amounts)
Statements of Operations Data:
Sales of natural gas, propane, NGLs and condensate	$2,178.5	$1,975.1	$1,429.3	$2,791.1	$2,274.5
Transportation, processing and other	172.2	130.3	104.9	96.9	68.8
Gains (losses) from commodity derivative activity, net (b)	7.7	3.0	(56.3)	84.6	(79.8)

Total operating revenues (c)	2,358.4	2,108.4	1,477.9	2,972.6	2,263.5

Operating costs and expenses:
Purchases of natural gas, propane and NGLs	1,933.0	1,783.1	1,248.3	2,546.4	2,031.5
Operating and maintenance expense	125.7	98.3	84.2	95.0	73.5
Depreciation and amortization expense	100.6	88.1	76.9	65.0	51.2
General and administrative expense	48.3	45.8	43.1	43.9	48.5
Step acquisition — equity interest re-measurement gain	—	(9.1)	—	—	—
Other (income) expense	(0.5)	(2.0)	0.5	0.3	—
Other income — affiliates	—	(3.0)	—	—	—

Total operating costs and expenses	2,207.1	2,001.2	1,453.0	2,750.6	2,204.7

Operating income	151.3	107.2	24.9	222.0	58.8
Interest income	—	—	0.3	6.1	5.6
Interest expense	(33.9)	(29.1)	(28.3)	(32.8)	(25.7)
Earnings from unconsolidated affiliates (d)	22.7	23.8	18.5	18.2	24.7

Income before income taxes	140.1	101.9	15.4	213.5	63.4
Income tax expense	(0.5)	(1.5)	(1.0)	(1.3)	(1.5)

Net income	139.6	100.4	14.4	212.2	61.9
Net income attributable to noncontrolling interests	(18.8)	(9.2)	(8.3)	(36.1)	(29.8)

Net income attributable to partners	$120.8	$91.2	$6.1	$176.1	$32.1
Less:
Net income attributable to predecessor operations (e)	(20.4)	(43.2)	(24.2)	(50.4)	(4.9)
General partner interest in net income	(25.2)	(16.9)	(12.7)	(13.0)	(3.9)

Net income (loss) allocable to limited partners	$75.2	$31.1	$(30.8)	$112.7	$(23.3)

Net income (loss) per limited partner unit-basic	$1.73	$0.86	$(0.99)	$4.11	$(1.14)

Net income (loss) per limited partner unit-diluted	$1.72	$0.86	$(0.99)	$4.11	$(1.14)

	Year Ended December 31,
	2011 (a)	2010 (a)	2009 (a)	2008 (a)	2007 (a)
	(Millions, except per unit amounts)
Balance Sheet Data (at period end):
Property, plant and equipment, net	$1,499.4	$1,378.6	$1,225.3	$1,106.1	$963.2
Total assets	$2,277.4	$2,147.2	$1,805.6	$1,745.1	$1,746.5
Accounts payable	$278.5	$211.0	$195.3	$154.5	$316.4
Long-term debt	$746.8	$647.8	$613.0	$656.5	$630.0
Partners’ equity	$885.9	$855.9	$590.0	$612.7	$465.6
Noncontrolling interests	$212.4	$220.1	$227.7	$167.7	$155.1
Total equity	$1,098.3	$1,076.0	$817.7	$780.4	$620.7
Other Information:
Cash distributions declared per unit	$2.548	$2.438	$2.400	$2.390	$2.115
Cash distributions paid per unit	$2.515	$2.420	$2.400	$2.360	$1.975

(a)	Includes the effect of the following acquisitions prospectively from their respective dates of acquisition: (1) our Southern Oklahoma system acquired in May 2007; (2) certain subsidiaries of Momentum Energy Group, Inc. acquired in August 2007; (3) Michigan Pipeline & Processing, LLC acquired in October 2008; (4) certain companies acquired from MichCon Pipeline Company in November 2009; (5) the Wattenberg pipeline acquired from Buckeye Partners, L.P. in January 2010; (6) an additional 5% interest in Collbran Valley Gas Gathering LLC, acquired from Delta Petroleum Company in February 2010; (7) the Raywood processing plant and Liberty gathering system acquired in June 2010; (8) an additional 50% interest in Black Lake Pipeline Company, or Black Lake, acquired from an affiliate of BP PLC in July 2010; (9) Atlantic Energy acquired from UGI Corporation in July 2010; (10) Marysville Hydrocarbons Holdings, LLC acquired on December 30, 2010; and (11) the DJ Basin NGL Fractionators acquired in March 2011.

Prior to our acquisition of an additional 50% interest in Black Lake, in July 2010, we accounted for Black Lake under the equity method of accounting. Subsequent to this transaction we account for Black Lake as a consolidated subsidiary.

(b)	Includes the effect of the commodity derivative instruments related to the Southeast Texas storage business acquired from DCP Midstream, LLC in March 2012; the NGL Hedge acquired from DCP Midstream, LLC in April 2009; and the Swap entered into by DCP Midstream, LLC in March 2007 and contributed to us in July 2007. The NGL Hedge is a fixed price natural gas liquids derivative by NGL component which commenced in April 2009 and expired in March 2010. The Swap was for a total of 1.9 MMBls at $66.72 per Bbl.
(c)	Prior to the acquisition of the remaining 49.9% limited liability company interest in East Texas in January 2012, we hedged the proportionate ownership of East Texas. Results shown include the unhedged portion of East Texas owned by DCP Midstream, LLC. Our consolidated results depict 75% of East Texas unhedged in all periods prior to the second quarter of 2009 and 49.9% of East Texas unhedged for all periods subsequent to the first quarter of 2009.
(d)	Includes the 40% limited liability company interest in Discovery from DCP Midstream, LLC for all periods presented, as well as our proportionate share of the earnings of Black Lake through July 2010. Earnings for Discovery and Black Lake include the amortization of the net difference between the carrying amount of the investments and the underlying equity of the investments.
(e)	Includes the net income attributable to our initial 25% limited liability company interest in East Texas; 40% limited liability company interest in Discovery, and the Swap prior to the date of our acquisition from DCP Midstream, LLC in July 2007; an additional 25.1% limited liability company interest in East Texas prior to the date of our acquisition from DCP Midstream, LLC in April 2009; the initial 33.33% interest in Southeast Texas prior to the date of our acquisition from DCP Midstream, LLC in January 2011; and the remaining 66.67% interest in Southeast Texas and commodity derivative instruments prior to the date of our acquisition from DCP Midstream, LLC in March 2012.